SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2004
FILE NUMBER 811-1424
SERIES NO.: 10


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 113,014
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  99,355
              Class C Shares                  21,439
              Class R Shares                     550
              Investor Shares                  2,927
              Institutional Shares             4,404


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 10.94
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 10.39
              Class C Shares                 $ 10.39
              Class R Shares                 $ 10.91
              Investor Shares                $ 10.96
              Institutional Shares           $ 11.14